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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use in this Registration Statement of Old Florida Bankshares, Inc. on Form S-4 of our report dated January 24, 2003, with respect to the consolidated financial statements of Marine Bancshares, Inc. included as Appendix F to the proxy statement/prospectus. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus, which is part of this Registration Statement.

                                             /s/ Porter Keadle Moore LLP

Atlanta, Georgia
March 17, 2003